UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2025

Manhattan Bridge Capital, Inc.

MBC Funding II Corp.

(Exact Name of Registrant as Specified in Charter)

New York (Manhattan Bridge Capital, Inc.)	000-25991	11-3474831
New York (MBC Funding II Corp.)	001-37726	81-0758358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Cutter Mill Road, Great Neck, NY	11021
(Address of Principal Executive Offices)	(Zip Code)

(516) 444-3400

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LOAN	The Nasdaq Capital Market

6% Senior Secured Notes, due April 22, 2026, issued by MBC Funding II Corp.	LOAN/26	NYSE American LLC

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K is filed jointly by Manhattan Bridge Capital, Inc. (“MBC”) and its wholly-owned subsidiary MBC Funding II Corp. (“MBC Funding II”), in connection with the items set forth below.

Item 8.01. Other Events.

MBC Funding II is the issuer of 6.00% Senior Secured Notes, due April 22, 2026 (the “Notes”), which were originally issued in an aggregate principal amount of $6,000,000 under an Indenture, dated April 25, 2016 (the “Indenture”), among MBC Funding II, as issuer, MBC, as guarantor, and ClearTrust, LLC (as successor to Worldwide Stock Transfer, LLC), as indenture trustee. The Notes are listed on the NYSE American and trade under the symbol “LOAN/26”. Interest on the Notes accrues at a rate of 6.00% per annum and is payable monthly in arrears on the 15th day of each calendar month. Under the terms of the Indenture, MBC Funding II may redeem the Notes, in whole or in part, on any payment date on or after April 22, 2021 at a redemption price equal to the outstanding principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

On November 26, 2025 (the “Redemption Notice Date”), MBC Funding II delivered a notice of redemption (the “Redemption Notice”) to the holders of the Notes, pursuant to the terms of the Indenture, providing that MBC Funding II will redeem all of its outstanding Notes (the “Redemption”).

Pursuant to the Redemption Notice, all outstanding Notes will be redeemed on December 15, 2025 (the “Redemption Date”) at a redemption price equal to 100% of the outstanding principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (the “Redemption Price”). As of the Redemption Notice Date, the aggregate outstanding principal amount of the Notes is $6,000,000.

Following the completion of the Redemption, no Notes will remain outstanding and the Notes will cease to be listed on the NYSE American.

This Current Report on Form 8-K does not constitute a notice of redemption with respect to the Notes. The Redemption will be made solely pursuant to the Redemption Notice, which has been delivered to the registered holders of the Notes in accordance with the terms of the Indenture and the Notes.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. For example, we are using forward looking statements when we discuss the anticipated Redemption of the Notes, the timing of the Redemption, the expected aggregate principal amount of the Notes to be redeemed, and the satisfaction and discharge of the Indenture.

The information contained in our filings with the Securities and Exchange Commission, or the SEC, including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 identifies other important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN BRIDGE CAPITAL, INC.

Dated: November 26, 2025	By:	/s/ Assaf Ran
	Name:	Assaf Ran
	Title:	President and Chief Executive Officer

MBC FUNDING II CORP.

Dated: November 26, 2025	By:	/s/ Assaf Ran
	Name:	Assaf Ran
	Title:	President and Chief Executive Officer